UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2019

Cyanotech Corporation

(Exact name of Registrant as specified in its charter)

Nevada	000-14602	91-1206026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73-4460 Queen Kaahumanu Highway, Suite #102 Kailua Kona, HI	96740
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 326-1353

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.     Entry into a Material Definitive Agreement.

The disclosure in Item 5.02 is incorporated by reference herein.

Item 1.02.     Termination of a Material Definitive Agreement.

The disclosure in Item 5.02 is incorporated by reference herein.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Mawae Morton tendered his resignation as Chief Executive Officer and as a director of Cyanotech Corporation (the “Company”) and its subsidiary on April 22, 2019. The resignation notice stated that Mr. Morton’s resignation as Chief Executive Officer would become effective as of May 22, 2019 (the “Separation Date”). On June 3, 2019, the Company and Mr. Morton entered into Separation Agreement (the “Separation Agreement”), pursuant to which, in exchange for granting the Company a release of certain claims, agreeing to comply with certain restrictive covenants, and agreeing to reduce the cash amount of the severance benefits to which he would be entitled under the terms of his Executive Employment Agreement, dated July 14, 2017 (as amended, the “Employment Agreement”), Mr. Morton is eligible to receive: (i) $180,000 in cash, payable over the 12-month period following the Separation Date in accordance with the Company’s payroll schedule; (ii) payment for his accrued vacation and unused paid time off; and (iii) a grant of 68,400 shares of common stock of the Company, which will be issued in equal monthly installments over the 12-month period beginning June 2019. The Separation Agreement also provides that all unvested restricted stock units and stock options held by Mr. Morton will vest as of the Separation Date, and that the exercise period for all stock options held by Mr. Morton will be extended to December 6, 2019.

The Company and Mr. Morton mutually agreed to terminate Mr. Morton’s Employment Agreement effective as of the Separation Date, other than certain provisions which survive the termination.

Effective May 22, 2019, the Company named its founder, Gerald R. Cysewski, Ph.D., as its Chief Executive Officer. Mr. Cysewski, who previously served as the Company’s President and Chief Scientific Officer, will not receive any additional compensation for serving as the Chief Executive Officer. Mr. Cysewski’s compensation is disclosed in the Company’s Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on July 9, 2018. The position of President of the Company will remain vacant until it is filled by the Board of Directors.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Name and/or Identification of Exhibit
10.1	Separation Agreement, dated as of June 3, 2019, by and between Mawae Morton and Cyanotech Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2019

CYANOTECH CORPORATION

By:	/s/ Brian Orlopp_________________________ Name: Brian Orlopp Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Name and/or Identification of Exhibit
10.1	Separation Agreement, dated as of June 3, 2019, by and between Mawae Morton and Cyanotech Corporation